OPINION AND CONSENT OF ACTUARY

      On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the Guaranteed Monthly Cost of Insurance Rates, Table of Acquisition Expenses Per $1,000 of Face Amount, and Table of Initial Minimum Surrender Charges in a Registration Statement on Form S-6 registering Variable Life Insurance Policies.


                                           /s/ Christine E. Dugan
                                           -----------------------------
                                           Christine E. Dugan, FSA, MAAA